UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010

DARWIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21369	26-1762478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 N. West Shore Blvd, Suite 200, Tampa, FL 33607

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code: (702) 448-7113

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the ExchangeAct (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the ExchangeAct (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)    On April 27, 2010, Darwin Resources Inc. by its Board of Directors (the “Company”) terminated the services of Bartolomei Pucciarelli, LLC (“Bartolomei”) as the Company’s independent registered public accounting firm.

The Company engaged Bartolomei from April 9, 2009 through April 27, 2010 (the “Engagement Period”). During the Engagement Period, Bartolomei issued four reports on the Company’s financial statements for the Company’s two most recent fiscal years During the Engagement Period, the Company did not have any disagreements with Bartolomei on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Bartolomei’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years.

Bartolomei’s report on the financial statements for the years ended December 31, 2008 and 2009 were not subject to an adverse or qualified opinion or a disclaimer of opinion and were not modified as to audit scope or accounting principles. However, Bartolomei’sreport on the financial statements for the years ended December 31, 2008 and 2009 contained an explanatory paragraph which noted that there was substantial doubt about Company’s ability to continue as a “Going Concern” due to recurring net losses, a working capital deficiency and negative cash flows from operations.

The Company has provided Bartolomei with a copy of the disclosures in this Form 8-K prior to the filing of these disclosures and has requested that Bartolomei furnish a letter addressed to the Securities and Exchange Commission stating whether or not Bartolomei agrees with the statements made herein above and, if not, stating in which respects Bartolomei does not agree. Bartolomei has not yet provided the letter and same will be filed by amendment upon receipt.

(b)    On May 3, 2010, with the approval of the Company’s Board of Directors, the Company retained Friedman, LLP to be the Company’s independent registered public accounting firm. The Company did not consult with Friedman, LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice was provided by Friedman, LLP that was a factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)    On April 27, 2010, our sole officer and director Mark Rentschler resigned from all posistions with the Company and as his last task prior to resigning appointed Richard Astrom as Director, President, CEO and Principal Accounting Officer.  There were no disagreements with Mr. Rentschler.

Richard S. Astrom is 62 years of age and has been an officer and director of the Company since April 27, 2010.  From 1995 through June 2007, Mr. Astrom served as President and Chief Executive Officer of  National Realty and Mortgage, Inc.  He also served as a director of Capital Solutions I, Inc. until December 2007 whereupon he resigned his position in connection with an exchange transaction described in Form 8-K filed with the SEC by Capital Solutions on December 10, 2007.  Mr. Astrom earned a Bachelor’s Degree in Business Administration from the University of Miami. Richard Astrom is the father of Christopher Astrom.  Mr. Astrom is currently an officer and director of Milwaukee Iron Arena Football, Inc., a reporting public entity.

There is no written or oral agreements between the Company and Mr. Astrom and currently no agreements for Mr. Astrom to receive compensation.  There are no disclosable related party transactions involving Mr. Astrom and the Company.

Item 9.01 Financial Statements and Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 3, 2010

Darwin Resources, Inc.

By:  /s/ Richard Astrom
Name:  Richard Astrom
Title:  Chief Executive Officer